Exhibit 5.1

[Letterhead of Gusrae, Kaplan & Bruno, pllc]

November 29, 2004

International Shipping Enterprises, Inc.

1225 Franklin Avenue, Suite 325

Garden City, New York 11530

Attention:  Board of Directors

Re:	International Shipping Enterprises, Inc.
Registration Statement on Form S-1

Gentlemen:

                We have acted as counsel to International Shipping Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of securities by the Company, which securities consist of shares of the Company’s common stock (the “Common Stock”) and common stock purchase warrants to purchase shares of Common Stock (the “Warrants”) as well as the Common Stock and Warrants which the underwriters in the offering will have a right to purchase from the Company to cover over-allotments, if any.

                In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the By-laws of the Company, (c) the Warrants and (d) the Registration Statement.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

                    Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock and when issued and delivered in the manner and/or the terms described in the Registration Statement (after it is declared effective), will, as the case may be, be duly authorized, validly issued, fully paid, and non-assessable.

We are further of the opinion that the Warrants constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

                Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

                This opinion is limited to the laws in effect as of the date hereof, including all applicable statutory provisions of Delaware corporate law, and is intended solely for your benefit, and can be relied upon solely by you.  We hereby consent to being named in the Registration Statement and in the prospectus included therein, as the attorneys to the extent of opinions provided herein.  Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Very truly yours,

/s/ Gusrae, Kaplan & Bruno, PLLC